Exhibit 4.2

Certificate Number: 01                 Number of Series A Preference Shares: 6,000

VALIDUS HOLDINGS, LTD.

5.875% Non-Cumulative Preference Shares, Series A
(par value $0.175 per share)
(liquidation preference $25,000 per share)

Validus Holdings, Ltd., a Bermuda exempted company (the “Company”), hereby certifies that Computershare Inc., a Delaware corporation, and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered national association, (as Registrar and Transfer Agent and, jointly, the “Holder”) are the joint registered owners of 6,000 fully paid and non-assessable shares of the Company’s designated 5.875% Non-Cumulative Preference Shares, Series A, with a par value of $0.175 per share and a liquidation preference of $25,000 per share (the “Series A Preference Shares”). The Series A Preference Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preference Shares represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated June 13, 2016 (as the same may be amended from time to time, the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series A Preference Shares set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series A Preference Shares shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

[Signature page follows]

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its Chief Financial Officer and by its Executive Vice President and General Counsel this 13th day of June, 2016.

VALIDUS HOLDINGS, LTD.

By: /s/ Jeffrey D. Sangster
Name: Jeffrey D. Sangster
Title: Chief Financial Officer

By: /s/ Robert F. Kuzloski
Name: Robert F. Kuzloski
Title: Executive Vice President and General Counsel

5.875% Non-Cumulative Preference Shares, Series A

REGISTRAR’S COUNTERSIGNATURE
These are the Series A Preference Shares referred to in the within-mentioned Certificate of Designations.
Dated: June 13, 2016

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By: /s/ Constance Adams
Name: Constance Adams
Title: Manager, Contract Administration

5.875% Non-Cumulative Preference Shares, Series A

REVERSE OF CERTIFICATE
Dividends on each Series A Preference Share shall be payable at the rate provided in the Certificate of Designations.
The Series A Preference Shares shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the Series A Preference Shares evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the Series A Preference Shares evidenced hereby on the books of the transfer agent for the Series A Preference Shares. The agent may substitute another to act for him or her.
Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)